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                                                                   EXHIBIT 10.10






                      AMENDED AND RESTATED RETIREMENT PLAN
          FOR NON-EMPLOYEE DIRECTORS OF AMERICAN STATES WATER COMPANY
                          DATED AS OF OCTOBER 25, 1999


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                      AMENDED AND RESTATED RETIREMENT PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS
                                       OF
                          AMERICAN STATES WATER COMPANY


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                      AMENDED AND RESTATED RETIREMENT PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS

                                TABLE OF CONTENTS



SECTION I     Definitions.................................................................    1
SECTION II    Participation...............................................................    2
SECTION III   Retirement of Directors.....................................................    2
SECTION IV    Retirement Benefit..........................................................    2
SECTION V     Participant's Rights Unsecured..............................................    3
SECTION VI    Termination of Plan.........................................................    3
SECTION VII   Amendment of Plan...........................................................    3
SECTION VIII  Change in Control...........................................................    3


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        This Amended and Restated Retirement Plan for Non-Employee Directors of
American States Water Company is dated as of October 25, 1999, and restates in its entirety the Retirement Plan for Non-Employee Directors dated as of January 25, 1995.


        SECTION I. DEFINITIONS

        When the following terms are used in this Plan, with the first letter capitalized, they mean:

        "AWR" - American States Water Company, a California corporation.

        "Change in Control" - any of the following events:

                (a) the dissolution or liquidation of either the Corporation or AWR, unless its business is continued by another entity in which holders of AWR's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing entity's voting securities immediately after the event;

                (b) Any sales, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of either the Corporation or AWR, unless its business is continued by another entity in which holders of AWR's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing entity's voting securities immediately after the event;

                (c) any reorganization or merger of the Corporation or AWR, unless the holders of AWR's voting securities immediately before the event own, wither directly or indirectly, more than 50% of the continuing surviving entity's voting securities immediately after the event;

                (d) an acquisition by any person, entity or group in concert of more than 50% of the voting securities of the Corporation or AWR, unless the holders of AWR's voting securities immediately before the event own, either directly or indirectly, more than 50% of the acquirer's voting securities immediately after the acquisition; or

                (e) a change of one-half or more of the members of the Board of Directors of the Corporation or AWR within a twelve-month period, unless the election or nomination for election by shareholders or new directors within such period constituting a majority of the applicable Board was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.

        "Compensation" - the annual amount payable to a Director for serving as a director (assuming all regular meetings are attended and no special meetings are held) or, if an annual retainer is provided, the amount of the annual retainer, in each case as on effect at the Retirement Date of the Director. If such Compensation of any Director who is a participant is at a rate higher than the rate applicable to Participants generally (e.g.; because of service in an additional



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capacity such as Chairman of the Board, service on a committee of the Board or otherwise) the Compensation of that Director shall, for purposes of this Plan, be at the same rate as that of Participants generally.

        "Corporation" - Southern California Water Company, a California corporation.

        "Director" - a member of the Board of Directors.

        "Participant" - a Director who is not a full-time employee of the Corporation and who enters into the agreement set forth in Sections 2 and 3 applicable to that Director.

        "Retirement Benefit" - the date when a Participant ceases to be a Director, other than by removal for cause.

        SECTION II. PARTICIPATION

        This Plan shall cover each Participant; provided, that each Director who desires to become a Participant must agree to accept nomination as a Director if requested by the Board of Directors and, if so nominated and elected, to serve as a Director for at least ten years after his or her original election as a Director.

        SECTION III. RETIREMENT OF DIRECTORS

        Each Participant agrees to retire as a Director and not to seek reelection or election to the Board of Directors at, or to remain as a Director after, the annual meeting of Shareholders of the Corporation occurring on or next following the date when that Participant attains the age of 72.

        SECTION IV. RETIREMENT BENEFIT

        If the Retirement Date of a Participant occurs before he or she is 62 years old, he or she shall be entitled to receive a monthly Retirement Benefit in an amount equal to one-twelfth of his or her Compensation, payable commencing on the first day of the month after he or she attains or would have attained age 62, unless the Participant ceases to be a Director because of health reasons, evidence of which is accepted as satisfactory by the Board of Directors, or death in either of which events Retirement Benefits in accordance with this Plan shall be payable commencing immediately after the Retirement Date or such later date as the Participant may have specified in writing to the Corporation.

        If the Retirement Date of a Participant occurs on or after she becomes 62 years old, he or she shall be entitled to receive a monthly Retirement Benefit in an amount equal to one-twelfth of his or her Compensation, payable in monthly installments, with the first payment to be made the first day of the month following the Participants' Retirement Date.

        Payment of a Retirement Benefit shall continue for a period equal to the shortest of (a) the life of the Participant following his or her Retirement Date or, if the Participant is married at his or here Retirement Date, the combined lives of the Participant and spouse, (b) the same number of months as the Participant was a Director and not also a full-time employee of the



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Company or (c) ten (10) years. If a participant is married at his or her
Retirement Date and dies before the end of the period for which payments are to be made and is survived by the spouse, the spouse shall be entitled to receive payment of the Retirement Benefit for the balance of the payment period.

        SECTION V. PARTICIPANT'S RIGHTS UNSECURED

        The right of any participant to receive a Retirement Benefit shall be an unsecured claim against the general assets of the Corporation. There shall be no funding of any Retirement Benefits which may become payable hereunder. No trust shall be created in connection with or by the execution or adoption of this Plan.

        SECTION VI. TERMINATION OF PLAN

        Subject to Section VIII, The Board of Directors of the Corporation may terminate the Plan at any time. A Participant receiving, or who has retired from the Board and is entitled at the time of termination to receive, a Retirement Benefit under the terms of the Plan, however, shall continue, after the Plan terminated, to receive or be entitled to receive, that Retirement Benefit pursuant to the terms of the Plan as in effect at the time of its termination.

        SECTION VII. AMENDMENT OF PLAN

        Subject to Section VIII, The Board of Directors of the Corporation may amend the Plan at any time; provided, however, that no such amendment shall retroactively affect the payments made under the Plan or reduce the payables receivable by any Director who is then receiving or who has retired from the Board and is entitled to receive, a Retirement Benefit under the Plan.

        SECTION VIII. CHANGE IN CONTROL

        This Section shall supersede any conflicting provision of the Plan.

        In the event of a Change in Control, in lieu of all other benefits provided hereunder, the Participant shall be entitled to receive a lump sum payment equal to the present value, assuming an interest rate of 6% per annum, of a stream of annual payments for ten (10) years, each such annual payment to be equal to his or her Compensation immediately prior to the Change in Control.

        This Section may not be amended after either a Change in Control or the approval of a plan or agreement for a Change in Control by the Board of Directors of either AWR or the Corporation, unless such plan or agreement is terminated


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